Exhibit 23.3

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement of TOYO Co., Ltd on Form S-8 of our report dated December 4, 2024, with respect to our audits of the financial statements of Blue World Acquisition Corporation as of June 30, 2024 and 2023 and for the years then ended, which appearing in the prospectus filed with the Securities and Exchange Commission on December 26, 2024 pursuant to Rule 424(b) under the Securities Act, relating to the registration statement on Form F-1, as amended (File No. 333-283617).

/s/ Marcum Asia CPAs llp

Marcum Asia CPAs llp

New York, NY

January 31, 2025

NEW YORK OFFICE ● 7 Penn Plaza ● Suite 830 ● New York, New York ● 10001

Phone 646.442.4845 ● Fax 646.349.5200 ● www.marcumasia.com